October 2023

Pricing Supplement

Dated October 18, 2023

(To Prospectus dated December 30, 2022,

Series A Prospectus Supplement dated December 30, 2022 and

Product Supplement STOCK-1 dated December 30, 2022)

Filed Pursuant to Rule 424(b)(2)

Registration Statement Nos. 333-268718 and 333-268718-01

BofA Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

$5,000,000 Contingent Income Auto-Callable Securities due October 22, 2026

Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S

Fully and Unconditionally Guaranteed by Bank of America Corporation

Principal at Risk Securities

The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S on each trading day during the applicable quarterly observation period is at or above 75% of its respective initial share price, which we refer to as the respective coupon barrier price. If the determination closing price of any underlying stock is less than the coupon barrier price for such underlying stock on any trading day during an observation period, we will pay no contingent quarterly coupon for the related quarterly period. In addition, starting six months after the original issue date, the securities will be automatically redeemed if the determination closing price of each underlying stock is greater than or equal to its respective initial share price on any quarterly redemption determination date, for the early redemption payment equal to the sum of the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the related observation period. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each underlying stock is greater than or equal to 65% of the respective initial share price, which we refer to as the downside threshold price, the payment at maturity will be the stated principal amount and, if payable, the contingent quarterly coupon otherwise due with respect to the final observation period. If, however, the final share price of any underlying stock is less than its downside threshold price, investors will be exposed to the decline in the worst performing underlying stock on a 1-to-1 basis and will receive a payment at maturity that is less than 65% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of any underlying stock and also the risk of not receiving any quarterly coupons during the entire 3-year term of the securities. Because payments on the securities are based on the worst performing of the underlying stocks, a decline beyond the respective coupon barrier price on any trading day during an observation period and/or beyond the respective downside threshold price on the final observation date, as applicable, of any underlying stock will result in the forfeiture of contingent quarterly coupons and/or a significant loss of your investment, as applicable, even if the other underlying stocks have appreciated or have not declined as much. Investors will not participate in any appreciation in any underlying stock. The securities are for investors who are willing to risk their principal and seek an opportunity to earn contingent quarterly coupon payments at a potentially above-market rate in exchange for the risk of receiving no contingent quarterly coupon payments if any underlying stock closes below the coupon barrier price for such underlying stock on any trading day during the related observation period, and in exchange for the possibility of an automatic early redemption of the securities prior to maturity. The securities are our senior debt securities. Any payments on the securities are fully and unconditionally guaranteed by Bank of America Corporation (“BAC”). The securities are issued as part of BofA Finance LLC’s (“BofA Finance”) “Medium-Term Notes, Series A” program.

All payments on the securities are subject to the credit risk of BofA Finance, as issuer of the securities, and BAC, as guarantor of the securities. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	BofA Finance
Guarantor:	BAC
Underlying stocks:	The Common Stock of Eli Lilly and Company (New York Stock Exchange (“NYSE”) symbol: “LLY”) and the American Depositary Shares, each representing one B share, of Novo Nordisk A/S (NYSE symbol: “NVO”)
Aggregate principal amount:	$5,000,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Pricing date:	October 18, 2023
Original issue date:	October 23, 2023 (3 business days after the pricing date)
Maturity date:	October 22, 2026
Early Redemption:

The securities are not subject to automatic early redemption until six months after the original issue date. Following this 6-month initial non-call period, if, on any redemption determination date, beginning on April 18, 2024, the determination closing price of each underlying stock is greater than or equal to its respective initial share price, the securities will be automatically redeemed for the early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing price of any underlying stock is below the respective initial share price for such underlying stock on the related redemption determination date.

Contingent quarterly coupon:

If, on each trading day during an observation period, the determination closing price of each underlying stock is greater than or equal to its respective coupon barrier price, we will pay a contingent quarterly coupon of $47.625 per security (equal to a rate of 4.7625% per quarter or 19.05% per annum) on the related coupon payment date.

If, on any trading day during an observation period, the determination closing price of any underlying stock is less than the coupon barrier price for such underlying stock, no contingent quarterly coupon will be paid with respect to that observation period. It is possible that one or more underlying stocks will close below the respective coupon barrier price(s) on any trading day during most or all of the observation periods throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons.

Payment at maturity:

If the securities have not previously been redeemed, investors will receive on the maturity date a payment at maturity determined as follows:

•         If the final share price of each underlying stock is greater than or equal to its respective downside threshold price: the stated principal amount and, if payable, the contingent quarterly coupon otherwise due with respect to the final observation period.

•         If the final share price of any underlying stock is less than its respective downside threshold price: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock. Under these circumstances, the payment at maturity will be less than 65% of the stated principal amount of the securities and could be zero.

Terms continued on the following page
Agent:	BofA Securities, Inc. (“BofAS”), an affiliate of BofA Finance
Estimated value on the pricing date:	$937.80 per $1,000 in principal amount of securities, which is less than the price to public listed below. The actual value of your securities at any time will reflect many factors and cannot be predicted with accuracy. See “Structuring the securities” in this pricing supplement.
Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to BofA Finance
Per security	$1,000.00	$20.00(1)
		$5.00(2)	$975.00
Total	$5,000,000.00	$125,000.00	$4,875,000.00

(1) Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, BofAS, a fixed sales commission of $20.00 for each security they sell. See “Supplement to the plan of distribution; role of BofAS and conflicts of interest” in this pricing supplement.

(2) Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each security.

There are important differences between the securities and a conventional debt security. Potential purchasers of the securities should consider the information in “Risk Factors” beginning on page 12 of this pricing supplement, page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement, and page 7 of the accompanying prospectus.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” in this pricing supplement.

Unless otherwise indicated or unless the context requires otherwise, all references in this document to “we,” “us,” “our,” or similar references are to BofA Finance, and not to BAC.

Series A MTN prospectus supplement dated December 30, 2022 and prospectus dated December 30, 2022 and Product Supplement STOCK-1 dated December30, 2022

BofA Finance LLC
Contingent Income Auto-Callable Securities due October 22, 2026
Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S
Principal at Risk Securities
Terms continued from previous page:
Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount plus (ii) any contingent quarterly coupon otherwise due with respect to the related observation period.
Redemption determination dates:	Quarterly, as set forth under “Observation Period End-Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events.
Early redemption dates:	Quarterly, as set forth under “Observation Period End-Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, the early redemption payment, if payable, will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.
Initial share price:

With respect to the LLY: $607.24, which is the closing price of such underlying stock on the pricing date

With respect to the NVO: $100.570, which is the closing price of such underlying stock on the pricing date

Determination closing price:	With respect to each underlying stock on each trading day during an observation period or on any redemption determination date, as applicable, the respective closing price on that trading day or redemption determination date times the adjustment factor on such date.
Final share price:	With respect to each underlying stock, the respective closing price on the final observation date times the adjustment factor on such date.
Worst performing underlying stock:	The underlying stock with the largest percentage decrease from the respective initial share price to the respective final share price
Share performance factor:	With respect to each underlying stock, final share price divided by the initial share price
Adjustment factor:	1, subject to adjustment for certain corporate events relating to the underlying stock as described in “Description of the Notes — Anti-Dilution Adjustments” beginning on page PS-23 of the accompanying product supplement.
Coupon barrier price:

With respect to the LLY: $445.43, which is 75% of the initial share price for such underlying stock

With respect to the NVO: $75.428, which is 75% of the initial share price for such underlying stock (rounded to three decimal places)

Downside threshold price:

With respect to the LLY: $394.71, which is 65% of the initial share price for such underlying stock (rounded to two decimal places)

With respect to the NVO: $65.371, which is 65% of the initial share price for such underlying stock (rounded to three decimal places)

Coupon payment dates:	Quarterly, as set forth under “Observation Period End-Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below.
Final observation date:	October 19, 2026, subject to postponement as set forth in “Description of the Notes—Certain Terms of the Notes—Events Relating to Observation Dates” beginning on page PS-21 of the accompanying product supplement.
Observation period end-dates:	Quarterly, as set forth under “Observation Period End-Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement as set forth in “Description of the Notes—Certain Terms of the Notes—Events Relating to Observation Dates” on page PS-21 of the accompanying product supplement, with references therein to “Observation Date” to be read as references to “Observation Period End-Date.”
Observation period:	Each observation period will consist of each trading day from but excluding an observation period end-date to and including the following observation period end-date, excluding any date or dates that the calculation agent determines is not an trading day with respect to any underlying stock; provided that the first observation period will consist of each trading day from but excluding the pricing date to and including the first observation period end-date.
CUSIP / ISIN:	09711AWU8 / US09711AWU86
Listing:	The securities will not be listed on any securities exchange.

Observation Period End-Dates, Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Observation Period End-Dates/ Redemption Determination Dates	Coupon Payment Dates / Early Redemption Dates
January 18, 2024*	January 23, 2024**
April 18, 2024	April 23, 2024
July 18, 2024	July 23, 2024
October 18, 2024	October 23, 2024
January 21, 2025	January 24, 2025
April 21, 2025	April 24, 2025
July 18, 2025	July 23, 2025
October 20, 2025	October 23, 2025
January 20, 2026	January 23, 2026
April 20, 2026	April 23, 2026
July 20, 2026	July 23, 2026
October 19, 2026* (final observation date)	October 22, 2026** (maturity date)

*Denotes that such date is not a “Redemption Determination Date”

**Denotes that such date is not a “Early Redemption Date”

October 2023	Page 2

BofA Finance LLC
Contingent Income Auto-Callable Securities due October 22, 2026
Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S
Principal at Risk Securities

Investment Overview

Contingent Income Auto-Callable Securities

Principal at Risk Securities

Contingent Income Auto-Callable Securities due October 22, 2026 Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S (the “securities”) do not guarantee the repayment of principal and do not provide for the regular payment of interest. Instead, the securities will pay a contingent quarterly coupon but only if the determination closing price of each of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S on each trading day during the applicable quarterly observation period is at or above 75% of its respective initial share price, which we refer to as the respective coupon barrier price. If the determination closing price of any underlying stock is less than the coupon barrier price for such underlying stock on any trading day during an observation period, we will pay no contingent quarterly coupon for the related quarterly period. In addition, starting six months after the original issue date, the securities will be automatically redeemed if the determination closing price of each underlying stock is greater than or equal to its respective initial share price on any quarterly redemption determination date, for the early redemption payment equal to the sum of the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the related observation period. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price of each underlying stock is greater than or equal to 65% of the respective initial share price, which we refer to as the downside threshold price, the payment at maturity will be the stated principal amount and, if payable, the contingent quarterly coupon otherwise due with respect to the final observation period. If, however, the final share price of any underlying stock is less than its downside threshold price, investors will be exposed to the decline in the worst performing underlying stock on a 1-to-1 basis and will receive a payment at maturity that is less than 65% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of any underlying stock and also the risk of not receiving any quarterly coupons throughout the entire term of the securities.

Maturity:	Approximately 3 years, unless automatically redeemed earlier.
Contingent quarterly coupon:

If, on each trading day during an observation period, the determination closing price of each underlying stock is greater than or equal to its respective coupon barrier price, we will pay a contingent quarterly coupon of $47.625 per security (equal to a rate of 4.7625% per quarter or 19.05% per annum) on the related coupon payment date.

If, on any trading day during an observation period, the determination closing price of any underlying stock is less than the coupon barrier price for such underlying stock, no contingent quarterly coupon will be paid with respect to that observation period. It is possible that one or more underlying stocks will close below the respective coupon barrier price(s) on any trading day during most or all of the observation periods throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons.

Automatic early redemption (beginning after six months):	If, on any redemption determination date, beginning on April 18, 2024, the determination closing price of each underlying stock is greater than or equal to its respective initial share price, the securities will be automatically redeemed on the related early redemption date for an early redemption payment equal to the stated principal amount plus any contingent quarterly coupon payment otherwise due with respect to the related observation period. No further payments will be made on the securities once they have been redeemed.
Payment at maturity:

If the securities have not previously been redeemed, investors will receive on the maturity date a payment at maturity determined as follows:

If the final share price of each underlying stock is greater than or equal to its respective downside threshold price: the stated principal amount and, if payable, the contingent quarterly coupon otherwise due with respect to the final observation period.

If the final share price of any underlying stock is less than its respective downside threshold price: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock. Under these circumstances, the payment at maturity will be less than 65% of the stated principal amount of the securities and could be zero.

Any payments on the securities depend on the credit risk of BofA Finance, as issuer, and BAC, as guarantor, and on the performance of the underlying stocks. The economic terms of the securities are based on BAC’s internal funding rate, which is the rate it would pay to borrow funds through the issuance of market-linked notes, and the economic terms of certain related hedging arrangements BAC’s affiliates enter into. BAC’s internal funding rate is typically lower than the rate it would pay when it issues conventional fixed or floating rate debt securities. This difference in funding rate, as well as the agent's commissions and fees, if any, and the hedging related charges described below (see “Risk Factors” beginning on page 12), reduced the economic terms of the securities to you and the initial estimated

October 2023	Page 3

BofA Finance LLC
Contingent Income Auto-Callable Securities due October 22, 2026
Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S
Principal at Risk Securities

value of the securities. Due to these factors, the public offering price you are paying to purchase the securities is greater than the initial estimated value of the securities as of the pricing date.

The initial estimated value of the securities as of the pricing date is set forth on the cover page of this pricing supplement. For more information about the initial estimated value and the structuring of the securities, see “Risk Factors” beginning on page 12 and “Structuring the securities” on page 24.

The securities are our senior debt securities. Any payments on the securities are fully and unconditionally guaranteed by BAC. The securities and the related guarantee are not insured by the Federal Deposit Insurance Corporation or secured by collateral. The securities will rank equally in right of payment with all of our other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law. The related guarantee will rank equally in right of payment with all of BAC’s other unsecured and unsubordinated obligations, except obligations that are subject to any priorities or preferences by law, and senior to its subordinated obligations. Any payments due on the securities, including any repayment of the principal amount, will be subject to the credit risk of BofA Finance, as issuer, and BAC, as guarantor.

October 2023	Page 4

BofA Finance LLC
Contingent Income Auto-Callable Securities due October 22, 2026
Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S
Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest and instead will pay a contingent quarterly coupon but only if the determination closing price of each underlying stock is at or above 75% of its initial share price, which we refer to as the respective coupon barrier price, on each trading day during the related observation period. These securities are for investors who are willing to risk their principal and seek an opportunity to earn contingent quarterly coupon payments at a potentially above-market rate in exchange for the risk of receiving no contingent quarterly coupon payments if any underlying stock closes below the coupon barrier price for such underlying stock on any trading day during the related observation period, and the risk of an automatic early redemption of the securities. The following scenarios are for illustration purposes only to demonstrate how the payment at maturity and contingent quarterly coupon (if the securities have not previously been redeemed) are determined, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be automatically redeemed, the contingent quarterly coupon may be payable with respect to none of, or some but not all of, the quarterly periods, and the payment at maturity may be less than 65% of the stated principal amount and could be zero. Investors will not participate in any appreciation in any underlying stock.

Scenario 1: The securities are redeemed prior to maturity.

This scenario assumes that prior to the early redemption, each underlying stock closes at or above its respective coupon barrier price on each trading day during some or all of the quarterly observation periods. In this scenario, investors receive the contingent quarterly coupon with respect to each such observation period, but not for the quarterly periods for which one or more underlying stocks close below the respective coupon barrier price on any trading day during such observation period.

Starting after six months, if each underlying stock closes at or above its respective initial share price on a quarterly redemption determination date, the securities will be automatically redeemed for the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the related observation period. No further payments will be made on the securities once they have been redeemed.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity.

This scenario assumes that each underlying stock closes at or above its respective coupon barrier price on each trading day during some but not all quarterly observation periods, and each underlying stock closes below its respective initial share price on every quarterly redemption determination date. Consequently, the securities are not automatically redeemed and investors will receive the contingent quarterly coupon for the quarterly periods for which the determination closing price of each underlying stock is at or above its respective coupon barrier price on each trading day during such observation period, but not for the quarterly periods for which one or more underlying stocks close below the respective coupon barrier price(s) on any trading day during such observation period. On the final observation date, each underlying stock closes at or above its downside threshold price. At maturity, investors receive the stated principal amount and, if payable, the contingent quarterly coupon with respect to the final observation period.

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity.	This scenario assumes that one or more underlying stocks close below the respective coupon barrier price(s) on at least one trading day during each quarterly observation period, and each underlying stock closes below its respective initial share price on every quarterly redemption determination date. Consequently, the securities are not automatically redeemed and, since one or more underlying stocks close below the respective coupon barrier price(s) on at least one trading day during every quarterly observation period, investors do not receive any contingent quarterly coupons. On the final observation date, one or more underlying stocks close below the respective downside threshold price(s). At maturity, investors will receive an amount equal to the stated principal amount multiplied by the share performance factor of the worst performing underlying stock. Under these circumstances, the payment at maturity will be less than 65% of the stated principal amount and could be zero.
October 2023	Page 5

BofA Finance LLC
Contingent Income Auto-Callable Securities due October 22, 2026
Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S
Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing prices on each trading day during each quarterly observation period, (2) the determination closing prices on each quarterly redemption determination date (starting after six months) and (3) the final share prices. Please see “Hypothetical Examples” beginning on page 9 for illustration of hypothetical payouts on the securities.

Diagram #1: Contingent Quarterly Coupons (Beginning on the First Coupon Payment Date until Early Redemption or

Maturity)

October 2023	Page 6

BofA Finance LLC
Contingent Income Auto-Callable Securities due October 22, 2026
Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S
Principal at Risk Securities

Diagram #2: Automatic Early Redemption (Starting after Six Months)

Diagram #3: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 9.

October 2023	Page 7

BofA Finance LLC
Contingent Income Auto-Callable Securities due October 22, 2026
Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S
Principal at Risk Securities

Underlying Stocks Summary

We have derived the following information on each underlying stock and Underlying Company from publicly available documents. Because each underlying stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Underlying Companies are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC by the Underlying Companies can be located through the SEC’s web site at sec.gov by reference to the applicable CIK number set forth below.

This document relates only to the offering of the securities and does not relate to any offering of underlying stock or any other securities of the Underlying Companies. None of us, the guarantor, BofAS or any of our other affiliates has made any due diligence inquiry with respect to the Underlying Companies in connection with the offering of the securities. None of us, the guarantor, BofAS or any of our other affiliates has independently verified the accuracy or completeness of the publicly available documents or any other publicly available information regarding the Underlying Companies and hence makes no representation regarding the same. Furthermore, there can be no assurance that all events occurring prior to the date of this document, including events that would affect the accuracy or completeness of these publicly available documents that could affect the trading price of the underlying stocks, have been or will be publicly disclosed. Subsequent disclosure of any events or the disclosure of or failure to disclose material future events concerning the Underlying Companies could affect the price of the applicable underlying stock and therefore could affect your return on the securities. The selection of the underlying stock is not a recommendation to buy or sell the underlying stocks.

Common Stock of Eli Lilly and Company

Eli Lilly and Company discovers, develops, manufactures, and sells pharmaceutical products for humans and animals. The Underlying Company’s products are sold in countries around the world. Eli Lilly products include neuroscience, endocrine, anti-infectives, cardiovascular agents, oncology, and animal health products. This underlying stock trades on the NYSE under the symbol "LLY." The company's CIK number is 0000059478.

Information as of market close on the pricing date:

Bloomberg Ticker Symbol:	LLY
Current Share Price:	$607.24
52 Weeks Ago:	$335.03
52 Week High (on October 16, 2023):	$616.64
52 Week Low (on March 7, 2023):	$310.63

For additional historical information, see “Common Stock of Eli Lilly and Company Historical Performance” below.

American Depositary Shares of Novo Nordisk A/S

Novo Nordisk A/S develops, produces, and markets pharmaceutical products. The Underlying Company focuses on diabetes care and offers insulin delivery systems and other diabetes products. Novo Nordisk also works in areas such as haemostatis management, growth disorders, and hormone replacement therapy. The Company offers educational and training materials. Novo Nordisk markets worldwide. This underlying stock trades on the NYSE under the symbol "NVO." The company's CIK number is 0000353278.

Information as of market close on the pricing date:

Bloomberg Ticker Symbol:	NVO
Current Share Price:	$100.570
52 Weeks Ago:	$53.350
52 Week High (on October 13, 2023):	$102.1400
52 Week Low (on October 20, 2022):	$52.030

For additional historical information, see “American Depositary Shares of Novo Nordisk A/S Historical Performance” below.

October 2023	Page 8

BofA Finance LLC
Contingent Income Auto-Callable Securities due October 22, 2026
Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S
Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether a contingent quarterly coupon is paid with respect to an observation period and how to calculate the payment at maturity, if any, assuming the securities have not been automatically redeemed. The following examples are for illustrative purposes only. Whether you receive a contingent quarterly coupon will be determined by reference to the determination closing price of each underlying stock on each trading day during an observation period, and the amount you will receive at maturity, if any, will be determined by reference to the final share price of each underlying stock on the final observation date. All payments on the securities are subject to issuer and guarantor credit risk. The below examples are based on the following terms:

Contingent Quarterly Coupon:

If, on each trading day during an observation period, the determination closing price of each underlying stock is greater than or equal to its respective coupon barrier price, we will pay a contingent quarterly coupon of $47.625 per security (equal to a rate of 4.7625% per quarter or 19.05% per annum) on the related coupon payment date.

If, on any trading day during an observation period, the determination closing price of any underlying stock is less than the coupon barrier price for such underlying stock, no contingent quarterly coupon will be paid with respect to that observation period. It is possible that one or more underlying stocks will close below the respective coupon barrier price(s) on any trading day during most or all of the observation periods throughout the entire term of the securities so that you will receive few or no contingent quarterly coupons.

Automatic early redemption (beginning after six months):	If, on any redemption determination date, beginning on April 18, 2024, the determination closing price of each underlying stock is greater than or equal to its respective initial share price, the securities will be automatically redeemed for an early redemption payment on the related early redemption date equal to the stated principal amount plus any contingent quarterly coupon otherwise due with respect to the relevant observation period. No further payments will be made on the securities once they have been redeemed.
Payment at Maturity (if the securities have not been redeemed early):

If the final share price of each underlying stock is greater than or equal to its respective downside threshold price: the stated principal amount and, if payable, the contingent quarterly coupon otherwise due with respect to the final observation period.

If the final share price of any underlying stock is less than its respective downside threshold price: (i) the stated principal amount multiplied by (ii) the share performance factor of the worst performing underlying stock. Under these circumstances, the payment at maturity will be less than 65% of the stated principal amount of the securities and could be zero.

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	With respect to the LLY: $600 With respect to the NVO: $100
Hypothetical Coupon Barrier Price:

With respect to the LLY: $450, which is 75% of the hypothetical initial share price for such underlying stock

With respect to the NVO: $75, which is 75% of the hypothetical initial share price for such underlying stock

Hypothetical Downside Threshold Price:

With respect to the LLY: $390, which is 65% of the hypothetical initial share price for such underlying stock

With respect to the NVO: $65, which is 65% of the hypothetical initial share price for such underlying stock

October 2023	Page 9

BofA Finance LLC
Contingent Income Auto-Callable Securities due October 22, 2026
Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S
Principal at Risk Securities

How to determine whether a contingent quarterly coupon is payable with respect to an observation period (if the securities have not been previously redeemed):

	Lowest Underlying Stock Determination Closing Price During Observation Period		Contingent Quarterly Coupon
	LLY	NVO
Example 1	$452 (at or above coupon barrier price on each trading day during the related observation period)	$90 (at or above coupon barrier price on each trading day during the related observation period)	$47.625
Example 2	$470 (at or above coupon barrier price on each trading day during the related observation period)	$72 (below coupon barrier price on at least one trading day during the related observation period)	$0
Example 3	$422 (below coupon barrier price on at least one trading day during the related observation period)	$78 (at or above coupon barrier price on each trading day during the related observation period)	$0
Example 4	$430 (below coupon barrier price on at least one trading day during the related observation period)	$62 (below coupon barrier price on at least one trading day during the related observation period)	$0

In example 1, the LLY and the NVO all close at or above their respective coupon barrier prices on each trading day during the related observation period. Therefore a contingent quarterly coupon of $47.625 per security is paid on the relevant coupon payment date.

In each of the examples 2 and 3, one or more underlying stocks close below their respective coupon barrier prices on at least one trading day during the related observation period. Therefore, no contingent quarterly coupon is paid on the relevant coupon payment date.

In example 4, each underlying stock closes below its respective coupon barrier price on at least one trading day during the related observation period and accordingly no contingent quarterly coupon is paid on the relevant coupon payment date.

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BofA Finance LLC
Contingent Income Auto-Callable Securities due October 22, 2026
Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S
Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically redeemed):

Starting after six months, if the determination closing price of each underlying stock is greater than or equal to its initial share price on any quarterly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount for each security you hold plus any contingent quarterly coupon otherwise due with respect to the related observation period.

The examples below illustrate how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity.

	Final Share Price	Payment at Maturity
	LLY	NVO
Example 1:	$400 (at or above the downside threshold price)	$67 (at or above the downside threshold price)	$1,000 and, if payable, the contingent quarterly coupon with respect to the final observation period
Example 2:	$392 (at or above the downside threshold price)	$60 (below the downside threshold price)	$1,000 x share performance factor of the worst performing underlying stock = $1,000 x ($60 / $100) = $600
Example 3:	$372 (below the downside threshold price)	$70 (at or above the downside threshold price)	$1,000 x ($372 / $600) = $620
Example 4:	$270 (below the downside threshold price)	$40 (below the downside threshold price)	$1,000 x ($40 / $100) = $400
Example 5:	$180 (below the downside threshold price)	$50 (below the downside threshold price)	$1,000 x ($180 / $600) = $300

In example 1, the final share prices of the LLY and NVO are at or above their respective downside threshold prices. Therefore, investors receive at maturity the stated principal amount of the securities and, if payable, the contingent quarterly coupon with respect to the final observation period. Investors do not participate in the appreciation of any underlying stock.

In examples 2 and 3, the final share price(s) of one or two of the underlying stocks are at or above the respective downside threshold price(s) but the final share price(s) of one or both of the other underlying stocks are below their respective downside price(s). Therefore, investors are exposed to the downside performance of the worst performing underlying stock at maturity and receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock.

Similarly, in examples 4 and 5, the final share price of each underlying stock is below its respective downside threshold price, and investors receive at maturity an amount equal to the stated principal amount times the share performance factor of the worst performing underlying stock. In example 4, the LLY has declined 55% from its initial share price to its final share price and the NVO has declined 60% from its initial share price to its final share price. Therefore, the payment at maturity equals the stated principal amount times the share performance factor of the NVO, which is the worst performing underlying stock in this example. In example 5, the LLY has declined 70% from its initial share price to its final share price and the NVO has declined 50% from its initial share price to its final share price. Therefore the payment at maturity equals the stated principal amount times the share performance factor of the LLY, which is the worst performing underlying stock in this example.

If the securities have not been redeemed prior to maturity and the final share price of ANY underlying stock is below its respective downside threshold price, you will be exposed to the downside performance of the worst performing underlying stock at maturity, and your payment at maturity will be less than $650 per security and could be zero.

October 2023	Page 11

BofA Finance LLC
Contingent Income Auto-Callable Securities due October 22, 2026
Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S
Principal at Risk Securities

Risk Factors

Your investment in the securities entails significant risks, many of which differ from those of a conventional debt security. Your decision to purchase the securities should be made only after carefully considering the risks of an investment in the securities, including those discussed below, with your advisors in light of your particular circumstances. The securities are not an appropriate investment for you if you are not knowledgeable about significant elements of the securities or financial matters in general. You should carefully review the more detailed explanation of risks relating to the securities in the “Risk Factors” sections beginning on page PS-5 of the accompanying product supplement, page S-6 of the accompanying prospectus supplement and page 7 of the accompanying prospectus, each as identified on the cover page of this pricing supplement.

Structure-related Risks

●	Your investment may result in a loss; there is no guaranteed return of principal. There is no fixed principal repayment amount on the securities at maturity. If the securities are not automatically called prior to maturity and the final share price of any underlying stock is less than its downside threshold price, at maturity, your investment will be subject to 1:1 downside exposure to decreases in the value of the worst performing underlying stock and you will lose 1% of the principal amount for each 1% that the final share price of the worst performing underlying stock is less than its initial share price. In that case, you will lose a significant portion or all of your investment in the securities.
●	Your return on the securities is limited to the return represented by the contingent quarterly coupons, if any, over the term of the securities. Your return on the securities is limited to the contingent quarterly coupons paid over the term of the securities, regardless of the extent to which the determination closing price or final share price of any underlying stock exceeds its coupon barrier price or initial share price, as applicable. Similarly, the amount payable at maturity or upon an early redemption will never exceed the sum of the principal amount and the applicable contingent quarterly coupon, regardless of the extent to which the determination closing price or final share price, as applicable, of any underlying stock exceeds its initial share price. In contrast, a direct investment in the securities included in one or more of the underlying stocks would allow you to receive the benefit of any appreciation in their values. Any return on the securities will not reflect the return you would realize if you actually owned those securities and received the dividends paid or distributions made on them.
●	The securities are subject to a potential automatic early redemption, which would limit your ability to receive the contingent quarterly coupons over the full term of the securities. Beginning in April 2024, the securities will be automatically redeemed if, on any redemption determination date, the determination closing price of each underlying stock is greater than or equal to its respective initial share price. If the securities are automatically redeemed prior to the maturity date, you will be entitled to receive the early redemption payment on the related early redemption date and no further amounts will be payable following the automatic early redemption. In this case, you will lose the opportunity to continue to receive contingent quarterly coupons after the date of the automatic early redemption. If the securities are called prior to the maturity date, you may be unable to invest in other securities with a similar level of risk that could provide a return that is similar to the securities.
●	You may not receive any contingent quarterly coupons. The securities do not provide for any regular fixed coupon payments. Investors in the securities will not necessarily receive any contingent quarterly coupons on the securities. If the determination closing price of any underlying stock is less than its coupon barrier price on any trading day during the applicable observation period, you will not receive the contingent quarterly coupon applicable to that observation period. If the determination closing price of any underlying stock is less than its coupon barrier price on any trading day during all of the observation periods during the term of the securities, you will not receive any contingent quarterly coupons during the term of the securities, and will not receive a positive return on the securities.
●	Your return on the securities may be less than the yield on a conventional debt security of comparable maturity. Any return that you receive on the securities may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the securities may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money. In addition, if interest rates increase during the term of the securities, the contingent quarterly coupon (if any) may be less than the yield on a conventional debt security of comparable maturity.
●	The payment at maturity will not reflect changes in the prices of the underlying stocks other than on the final observation date. The prices of the underlying stocks during the term of the securities other than on the final observation date will not affect the payment at maturity. Notwithstanding the foregoing, investors should generally be aware of the performance of the underlying stocks while holding the securities, as the performance of the underlying stocks may influence the market value of the securities and the payment of any contingent quarterly coupons. The calculation agent will calculate the payment at maturity by comparing only the initial share price or the downside threshold price, as applicable, to the final share price for each underlying stock. No other prices of the underlying stocks will be taken into account. As a result, if the securities are not automatically redeemed prior to maturity, and the final share price of the worst performing underlying stock is less than its downside threshold price, you will receive less than the principal amount at maturity even if the price of each underlying stock was always above its downside threshold price prior to the final observation date.
●	Because the securities are linked to the worst performing (and not the average performance) of the underlying stocks, you may not receive any return on the securities and may lose a significant portion or all of your investment in the securities even if the determination closing price or final share price of one underlying stock is greater than or equal to its coupon barrier price or downside threshold price, as applicable. Your securities are linked to the worst performing of the underlying stocks, and a change in the price of one underlying stock may not correlate with changes in the price of either of the other underlying stocks. The securities are not linked to a basket composed of the underlying stocks, where the depreciation in the price of one underlying stock could be offset to some extent by the appreciation in the price of either of the other underlying stocks. In the case of the securities, the individual
October 2023	Page 12

BofA Finance LLC
Contingent Income Auto-Callable Securities due October 22, 2026
Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S
Principal at Risk Securities

performance of each underlying stock would not be combined, and the depreciation in the price of one underlying stock would not be offset by any appreciation in the price of the other underlying stocks. Even if the determination closing price of an underlying stock is at or above its coupon barrier price on each trading day during the applicable observation period, you will not receive the contingent quarterly coupon with respect to that observation period if the determination closing price of another underlying stock is below its coupon barrier price on any trading day during the applicable observation period. In addition, even if the final share price of an underlying stock is at or above its downside threshold price, you will lose a significant portion or all of your investment in the securities if the final share price of the worst performing underlying stock is below its downside threshold price.

●	Any payments on the securities are subject to our credit risk and the credit risk of the guarantor, and any actual or perceived changes in our or the guarantor’s creditworthiness are expected to affect the value of the securities. The securities are our senior unsecured debt securities. Any payment on the securities will be fully and unconditionally guaranteed by the guarantor. The securities are not guaranteed by any entity other than the guarantor. As a result, your receipt of all payments on the securities will be dependent upon our ability and the ability of the guarantor to repay our respective obligations under the securities on the applicable payment date, regardless of the determination closing price of the worst performing underlying stock as compared to its coupon barrier price, downside threshold price or initial share price, as applicable. No assurance can be given as to what our financial condition or the financial condition of the guarantor will be on any payment date, including the maturity date. if we and the guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amounts payable under the terms of the securities and you could lose all of your initial investment.

In addition, our credit ratings and the credit ratings of the guarantor are assessments by ratings agencies of our respective abilities to pay our obligations. Consequently, our or the guarantor’s perceived creditworthiness and actual or anticipated decreases in our or the guarantor’s credit ratings or increases in the spread between the yield on our respective securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the maturity date may adversely affect the market value of the securities. However, because your return on the securities depends upon factors in addition to our ability and the ability of the guarantor to pay our respective obligations, such as the values of the underlying stocks, an improvement in our or the guarantor’s credit ratings will not reduce the other investment risks related to the securities. No assurance can be given as to what our financial condition or the financial condition of the guarantor will be on any payment date, including the maturity date. If we and the guarantor become unable to meet our respective financial obligations as they become due, you may not receive the amounts payable under the terms of the securities and you could lose all of your initial investment.
●	We are a finance subsidiary and, as such, have no independent assets, operations, or revenues. We are a finance subsidiary of the guarantor, have no operations other than those related to the issuance, administration and repayment of our debt securities that are guaranteed by the guarantor, and are dependent upon the guarantor and/or its other subsidiaries to meet our obligations under the securities in the ordinary course. Therefore, our ability to make payments on the securities may be limited.

Valuation- and Market-related Risks

●	The price to public you are paying for the securities exceeds their initial estimated value. The initial estimated value of the securities that is provided on the cover page of this pricing supplement is an estimate only, determined as of the pricing date by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads and those of the guarantor, the guarantor’s internal funding rate, mid-market terms on hedging transactions, expectations on interest rates, dividends and volatility, price-sensitivity analysis, and the expected term of the securities. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. If you attempt to sell the securities prior to maturity, their market value may be lower than the price you paid for them and lower than their initial estimated value. This is due to, among other things, changes in the prices of the underlying stocks, changes in the guarantor’s internal funding rate, and the inclusion in the price to public of the agent’s commissions and fees, if any, and the hedging related charges, all as further described in “Structuring the securities” below. These factors, together with various credit, market and economic factors over the term of the securities, are expected to reduce the price at which you may be able to sell the securities in any secondary market and will affect the value of the securities in complex and unpredictable ways.
●	The initial estimated value does not represent a minimum or maximum price at which we, BAC, BofAS or any of our other affiliates would be willing to purchase your securities in any secondary market (if any exists) at any time. The value of your securities at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the underlying stocks, our and BAC’s creditworthiness and changes in market conditions.
●	We cannot assure you that a trading market for your securities will ever develop or be maintained. We will not list the securities on any securities exchange. We cannot predict how the securities will trade in any secondary market or whether that market will be liquid or illiquid.

Conflict-related Risks

●	Trading and hedging activities by us, the guarantor and any of our other affiliates, including BofAS, may create conflicts of interest with you and may affect your return on the securities and their market value. We, the guarantor or one or more of our other affiliates, including BofAS, may buy or sell the securities held by or included in the underlying stocks, or futures or options contracts or exchange traded instruments on the underlying stocks or those securities, or other instruments whose value is derived from the underlying stocks or those securities. While we, the guarantor or one or more of our other affiliates, including BofAS, may from time to time own securities represented by the underlying stocks, except to the extent that BAC’s common stock may be included in the underlying stocks, we, the guarantor and our other affiliates, including BofAS, do not control any company included in the underlying stocks, and have not verified any disclosure made by any other company. We, the guarantor or one or more of our other affiliates, including BofAS, may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the securities. These transactions may present a conflict of interest between your interest in the securities and the interests we, the guarantor and our other affiliates, including BofAS, may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These transactions may adversely affect the prices of the underlying stocks in a manner that could be adverse to your investment in
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BofA Finance LLC
Contingent Income Auto-Callable Securities due October 22, 2026
Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S
Principal at Risk Securities

the securities. On or before the pricing date, any purchases or sales by us, the guarantor or our other affiliates, including BofAS or others on our or their behalf (including those for the purpose of hedging some or all of our anticipated exposure in connection with the securities), may have affected the prices of the underlying stocks. Consequently, the prices of the underlying stocks may change subsequent to the pricing date, which may adversely affect the market value of the securities.

We, the guarantor or one or more of our other affiliates, including BofAS, also may have engaged in hedging activities that could have affected the prices of the underlying stocks on the pricing date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your securities prior to maturity, and may affect the amounts to be paid on the securities. We, the guarantor or one or more of our other affiliates, including BofAS, may purchase or otherwise acquire a long or short position in the securities and may hold or resell the securities. For example, BofAS may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the prices of the underlying stocks, the market value of your securities prior to maturity or the amounts payable on the securities.

●	There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the securities and, as such, will make a variety of determinations relating to the securities, including the amounts that will be paid on the securities. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.

Underlying Stock-related Risks

●	The Underlying Companies will have no obligations relating to the securities. Eli Lilly and Company and Novo Nordisk A/S (each an “Underlying Company”) will not have any financial or legal obligation with respect to the securities or the amounts to be paid to you, including any obligation to take our interest or the interests of the securityholders into consideration for any reason, including when taking any corporate actions that might adversely affect the value of the underlying stock or the value of the securities. The Underlying Companies will not receive any of the proceeds from any offering of the securities, and will not be responsible for, or participate in, the offering of the securities. The Underlying Companies will not be responsible for, or participate in, the determination or calculation of any payment(s) on the securities. None of us, the Guarantor, BofAS or our other affiliates has made any due diligence inquiry with respect to any underlying stock or Underlying Company in connection with the offering of the securities.
●	The value of the NVO may not accurately track the value of the ordinary shares of the Underlying Company. The NVO is an American depositary share (“ADS”), each representing one B share of the Underlying Company. The ADSs are issued under a deposit agreement that sets forth the rights and responsibilities of the depositary, the Underlying Company and the holders of the ADSs. The trading patterns of the ADSs generally will reflect the characteristics and valuations of the underlying ordinary shares of the Underlying Company; however, the value of the ADSs may not completely track the value of those shares. There are important differences between the rights of holders of ADSs and the rights of holders of the underlying ordinary shares. In addition, trading volume and pricing on the applicable exchange for the underlying ordinary shares of the Underlying Company may, but will not necessarily, have similar characteristics as the ADSs. For example, certain factors may increase or decrease the public float of the ADSs and, as a result, the ADSs may have less liquidity or lower market value than the underlying ordinary shares.
●	Exchange rate movements may adversely impact the value of the NVO which is an ADS. The market price of the NVO will generally track the U.S. dollar value of the market price of its underlying ordinary shares. Therefore, if the value of the related foreign currency in which the underlying ordinary shares are traded decreases relative to the U.S. dollar, the market price of the NVO may decrease while the market price of the underlying ordinary shares remains stable or increases, or does not decrease to the same extent. As a result, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency could have an adverse impact on the value of the NVO and consequently, adversely affect the value of your notes and the amount payable on the notes.
●	The business activities of us, the Guarantor and any of our other affiliates, including BofAS, relating to the Underlying Companies may create conflicts of interest with you. We, the Guarantor and/or our other affiliates, including BofAS, at the time of any offering of the securities or in the future, may engage in business with the Underlying Companies, including making loans to, equity investments in, or providing investment banking, asset management, or other services to each Underlying Company, its affiliates, and its competitors.

●	The terms of the securities will not be adjusted for all corporate events that could affect the Underlying Companies. The adjustment factor of the underlying stock, the determination of the payments on the securities, and other terms of the securities may be adjusted for the specified corporate events affecting the underlying stock, as described in the section entitled “Description of the Notes—Anti-Dilution Adjustments” beginning on page PS-23 of the accompanying product supplement. However, these adjustments do not cover all corporate events that could affect the market price of the underlying stock, such as offerings of common shares for cash or in connection with certain acquisition transactions. The occurrence of any event that does not require the calculation agent to adjust the adjustment factor or the amounts that may be paid on the securities at maturity may adversely affect the price of the underlying stock, and, as a result, the market value of the securities.

Tax-related Risks

●	The U.S. federal income tax consequences of an investment in the securities are uncertain, and may be adverse to a holder of the securities. No statutory, judicial, or administrative authority directly addresses the characterization of the securities or securities similar to the securities for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the securities are not certain. Under the terms of the securities, you will have agreed with us to treat the securities as contingent income-bearing single financial contracts, as described below under “Additional Information About the Securities—Tax considerations—General.” If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the securities, the timing and character of income, gain or loss with respect to the securities may differ. No ruling will be requested from the IRS with respect to the securities and no assurance can be given that the IRS will agree with the statements made in the section entitled
October 2023	Page 14

BofA Finance LLC
Contingent Income Auto-Callable Securities due October 22, 2026
Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S
Principal at Risk Securities

“Additional Information About the Securities—Tax considerations.” You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the securities.

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BofA Finance LLC
Contingent Income Auto-Callable Securities due October 22, 2026
Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S
Principal at Risk Securities

Common Stock of Eli Lilly and Company Historical Performance

The following graph sets forth the daily closing prices of the LLY for the period from January 2, 2018 through the pricing date. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the LLY for each quarter in the same period. The closing price of the LLY on the pricing date was 607.24. We obtained the information in the graph and table below from Bloomberg L.P., without independent verification. The LLY has at times experienced periods of high volatility, and you should not take the historical values of the LLY as an indication of its future performance. No assurance can be given as to the price of the LLY during any observation period or on the final observation date.

LLY Daily Closing Prices January 2, 2018 to October 18, 2023

*The solid red line in the graph indicates the coupon barrier price and the solid gray line in the graph indicates the downside threshold price, in each case based on the initial share price.
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BofA Finance LLC
Contingent Income Auto-Callable Securities due October 22, 2026
Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S
Principal at Risk Securities

Common Stock of Eli Lilly and Company (CUSIP 532457108)	High	Low	Period End
2018
First Quarter	$ 87.60	$ 74.21	$ 77.37
Second Quarter	$ 86.88	$ 75.70	$ 85.33
Third Quarter	$ 107.31	$ 85.86	$ 107.31
Fourth Quarter	$ 118.64	$ 105.90	$ 115.72
2019
First Quarter	$ 131.02	$ 111.31	$ 129.76
Second Quarter	$ 129.32	$ 110.79	$ 110.79
Third Quarter	$ 116.16	$ 106.79	$ 111.83
Fourth Quarter	$ 132.43	$ 106.92	$ 131.43
2020
First Quarter	$ 147.35	$ 119.05	$ 138.72
Second Quarter	$ 164.18	$ 136.42	$ 164.18
Third Quarter	$ 169.13	$ 146.22	$ 148.02
Fourth Quarter	$ 172.63	$ 130.46	$ 168.84
2021
First Quarter	$ 212.72	$ 164.32	$ 186.82
Second Quarter	$ 233.54	$ 180.55	$ 229.52
Third Quarter	$ 272.71	$ 221.60	$ 231.05
Fourth Quarter	$ 279.04	$ 224.85	$ 276.22
2022
First Quarter	$ 291.66	$ 234.69	$ 286.37
Second Quarter	$ 327.27	$ 278.73	$ 324.23
Third Quarter	$ 334.38	$ 296.48	$ 323.35
Fourth Quarter	$ 374.76	$ 321.55	$ 365.84
2023
First Quarter	$ 364.99	$ 310.63	$ 343.42
Second Quarter	$ 468.98	$ 350.74	$ 468.98
Third Quarter	$ 599.30	$ 434.70	$ 537.13
Fourth Quarter (through October 18, 2023)	$ 616.64	$ 525.19	$ 607.24
October 2023	Page 17

BofA Finance LLC
Contingent Income Auto-Callable Securities due October 22, 2026
Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S
Principal at Risk Securities

American Depositary Shares of Novo Nordisk A/S Historical Performance

The following graph sets forth the daily closing prices of the NVO for the period from January 2, 2018 through the pricing date. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the NVO for each quarter in the same period. The closing price of the NVO on the pricing date was $100.570. We obtained the information in the graph and table below from Bloomberg L.P., without independent verification. The NVO has at times experienced periods of high volatility, and you should not take the historical values of the NVO as an indication of its future performance. No assurance can be given as to the price of the NVO during any observation period or on the final observation date.

NVO Daily Closing Prices January 2, 2018 to October 18, 2023

*The solid red line in the graph indicates the coupon barrier price and the solid gray line in the graph indicates the downside threshold price, in each case based on the initial share price.
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BofA Finance LLC
Contingent Income Auto-Callable Securities due October 22, 2026
Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S
Principal at Risk Securities

American Depositary Shares of Novo Nordisk A/S (CUSIP 670100205)	High	Low	Period End
2018
First Quarter	$ 29.070	$ 24.245	$ 24.625
Second Quarter	$ 25.210	$ 22.145	$ 23.060
Third Quarter	$ 25.620	$ 23.380	$ 23.570
Fourth Quarter	$ 23.625	$ 20.770	$ 23.035
2019
First Quarter	$ 26.315	$ 23.035	$ 26.155
Second Quarter	$ 26.235	$ 23.395	$ 25.520
Third Quarter	$ 26.715	$ 23.770	$ 25.850
Fourth Quarter	$ 29.130	$ 24.930	$ 28.940
2020
First Quarter	$ 32.390	$ 24.730	$ 30.100
Second Quarter	$ 33.970	$ 29.270	$ 32.740
Third Quarter	$ 35.110	$ 31.845	$ 34.715
Fourth Quarter	$ 36.900	$ 31.945	$ 34.925
2021
First Quarter	$ 37.910	$ 33.530	$ 33.710
Second Quarter	$ 42.380	$ 33.830	$ 41.885
Third Quarter	$ 53.310	$ 42.210	$ 48.005
Fourth Quarter	$ 58.540	$ 47.940	$ 56.000
2022
First Quarter	$ 56.270	$ 46.550	$ 55.525
Second Quarter	$ 60.905	$ 51.620	$ 55.715
Third Quarter	$ 58.465	$ 47.640	$ 49.815
Fourth Quarter	$ 67.670	$ 51.275	$ 67.670
2023
First Quarter	$ 79.570	$ 66.170	$ 79.570
Second Quarter	$ 86.325	$ 77.990	$ 80.915
Third Quarter	$ 99.770	$ 76.125	$ 90.940
Fourth Quarter (through October 18, 2023)	$102.140	$ 87.780	$ 100.570
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BofA Finance LLC
Contingent Income Auto-Callable Securities due October 22, 2026
Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S
Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this pricing supplement.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, prospectus supplement, or prospectus, the terms described herein shall control.
Denominations:	The securities will be issued in minimum denominations of $1,000 and whole multiples of $1,000 in excess thereof.
Calculation agent:	BofAS, an affiliate of BofA Finance.
Events of default and acceleration:	If an event of default, as defined in the senior indenture relating to the securities and in the section entitled “Description of Debt Securities of BofA Finance LLC—Events of Default and Rights of Acceleration; Covenant Breaches” on page 54 of the accompanying prospectus, with respect to the securities occurs and is continuing, the amount payable to a holder of the securities upon any acceleration permitted under the senior indenture will be equal to the amount described under the caption “Payment at maturity” above, calculated as though the date of acceleration were the maturity date of the securities and as though the final observation date were the third trading day prior to the date of acceleration. We will also determine whether the final contingent quarterly coupon is payable based upon the determination closing prices of the underlying stocks during the observation period ending on the deemed final observation date; any such final contingent quarterly coupon will be prorated by the calculation agent to reflect the length of the final contingent payment period. In case of a default in the payment of the securities, whether at their maturity or upon acceleration, the securities will not bear a default interest rate.
October 2023	Page 20

BofA Finance LLC
Contingent Income Auto-Callable Securities due October 22, 2026
Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S
Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Tax considerations:

The following summary of the material U.S. federal income and estate tax considerations of the acquisition, ownership, and disposition of the securities supplements, and to the extent inconsistent supersedes, the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus and is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated under the Code by the U.S. Treasury Department (“Treasury”) (including proposed and temporary regulations), rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary does not include any description of the tax laws of any state or local governments, or of any foreign government, that may be applicable to a particular holder.

Although the securities are issued by us, they will be treated as if they were issued by BAC for U.S. federal income tax purposes. Accordingly throughout this tax discussion, references to “we,” “our” or “us” are generally to BAC unless the context requires otherwise.

This summary is directed solely to U.S. Holders and Non-U.S. Holders that, except as otherwise specifically noted, will purchase the securities upon original issuance and will hold the securities as capital assets within the meaning of Section 1221 of the Code, which generally means property held for investment, and that are not excluded from the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus.

You should consult your own tax advisor concerning the U.S. federal income tax consequences to you of acquiring, owning, and disposing of the securities, as well as any tax consequences arising under the laws of any state, local, foreign, or other tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

General

Although there is no statutory, judicial, or administrative authority directly addressing the characterization of the securities, we intend to treat the securities for all tax purposes as contingent income-bearing single financial contracts with respect to the underlying stocks and under the terms of the securities, we and every investor in the securities agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat the securities in accordance with such characterization. In the opinion of our counsel, Sidley Austin LLP, it is reasonable to treat the securities as contingent income-bearing single financial contracts with respect to the underlying stocks. However, Sidley Austin LLP has advised us that it is unable to conclude that it is more likely than not that this treatment will be upheld. This discussion assumes that the securities constitute contingent income-bearing single financial contracts with respect to the underlying stocks for U.S. federal income tax purposes. If the securities did not constitute contingent income-bearing single financial contracts, the tax consequences described below would be materially different.

This characterization of the securities is not binding on the IRS or the courts. No statutory, judicial, or administrative authority directly addresses the characterization of the securities or any similar instruments for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. Due to the absence of authorities on point, significant aspects of the U.S. federal income tax consequences of an investment in the securities are not certain, and no assurance can be given that the IRS or any court will agree with the characterization and tax treatment described in this pricing supplement. Accordingly, you are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative characterizations.

Unless otherwise stated, the following discussion is based on the characterization described above. The discussion in this section assumes that there is a significant possibility of a significant loss of principal on an investment in the securities.

We will not attempt to ascertain whether the issuer of any underlying stock would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code, or a United States real property holding corporation, within the meaning of Section 897(c) of the Code. If the issuer of any underlying stock were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a holder of the securities. You should refer to information filed with the SEC by the issuers of the underlying stocks

October 2023	Page 21

BofA Finance LLC
Contingent Income Auto-Callable Securities due October 22, 2026
Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S
Principal at Risk Securities

and consult your tax advisor regarding the possible consequences to you, if any, if the issuer of any underlying stock is or becomes a PFIC or is or becomes a United States real property holding corporation.

U.S. Holders

Although the U.S. federal income tax treatment of any contingent quarterly coupon on the securities is uncertain, we intend to take the position, and the following discussion assumes, that any contingent quarterly coupon constitutes taxable ordinary income to a U.S. Holder at the time received or accrued in accordance with the U.S. Holder’s regular method of accounting. By purchasing the securities you agree, in the absence of an administrative determination or judicial ruling to the contrary, to treat any contingent quarterly coupon as described in the preceding sentence.

Upon receipt of a cash payment at maturity or upon a sale, exchange, or redemption of the securities prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized (other than amounts representing any contingent quarterly coupon, which would be taxed as described above) and the U.S. Holder’s tax basis in the securities. A U.S. Holder’s tax basis in the securities will equal the amount paid by that holder to acquire them. This capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the securities for more than one year. The deductibility of capital losses is subject to limitations.

Alternative Tax Treatments. Due to the absence of authorities that directly address the proper tax treatment of the securities, prospective investors are urged to consult their tax advisors regarding all possible alternative tax treatments of an investment in the securities. In particular, the IRS could seek to subject the securities to the Treasury regulations governing contingent payment debt instruments. If the IRS were successful in that regard, the timing and character of income on the securities would be affected significantly. Among other things, a U.S. Holder would be required to accrue original issue discount every year at a “comparable yield” determined at the time of issuance. In addition, any gain realized by a U.S. Holder at maturity or upon a sale, exchange, or redemption of the securities generally would be treated as ordinary income, and any loss realized at maturity or upon a sale, exchange, or redemption of the securities generally would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount, and as capital loss thereafter.

In addition, it is possible that the securities could be treated as a unit consisting of a deposit and a put option written by the security holder, in which case the timing and character of income on the securities would be affected significantly.

The IRS released Notice 2008-2 (the “Notice”), which sought comments from the public on the taxation of financial instruments currently taxed as “prepaid forward contracts.” This Notice addresses instruments such as the securities. According to the Notice, the IRS and Treasury are considering whether a holder of an instrument such as the securities should be required to accrue ordinary income on a current basis, regardless of whether any payments are made prior to maturity. It is not possible to determine what guidance the IRS and Treasury will ultimately issue, if any. Any such future guidance may affect the amount, timing and character of income, gain, or loss in respect of the securities, possibly with retroactive effect.

The IRS and Treasury are also considering additional issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, whether Section 1260 of the Code, concerning certain “constructive ownership transactions,” generally applies or should generally apply to such instruments, and whether any of these determinations depend on the nature of the underlying asset.

In addition, proposed Treasury regulations require the accrual of income on a current basis for contingent payments made under certain notional principal contracts. The preamble to the regulations states that the “wait and see” method of accounting does not properly reflect the economic accrual of income on those contracts, and requires current accrual of income for some contracts already in existence. While the proposed regulations do not apply to prepaid forward contracts, the preamble to the proposed regulations expresses the view that similar timing issues exist in the case of prepaid forward contracts. If the IRS or Treasury publishes future guidance requiring current economic accrual for contingent payments on prepaid forward contracts, it is possible that you could be required to accrue income over the term of the securities.

Because of the absence of authority regarding the appropriate tax characterization of the securities, it is also possible that the IRS could seek to characterize the securities in a manner that results in tax consequences that are different from those described above. For example, the IRS could possibly assert that any gain or loss that a holder may recognize at maturity or upon the sale, exchange, or redemption of the securities should be treated as ordinary gain or loss.

October 2023	Page 22

BofA Finance LLC
Contingent Income Auto-Callable Securities due October 22, 2026
Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S
Principal at Risk Securities

Non-U.S. Holders

Because the U.S. federal income tax treatment of the securities (including any contingent quarterly coupon) is uncertain, we (or the applicable paying agent) will withhold U.S. federal income tax at a 30% rate (or at a lower rate under an applicable income tax treaty) on the entire amount of any contingent quarterly coupon made unless such payments are effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. (in which case, to avoid withholding, the Non-U.S. Holder will be required to provide a Form W-8ECI). We (or the applicable paying agent) will not pay any additional amounts in respect of such withholding. To claim benefits under an income tax treaty, a Non-U.S. Holder must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article, if applicable. In addition, special rules may apply to claims for treaty benefits made by Non-U.S. Holders that are entities rather than individuals. The availability of a lower rate of withholding under an applicable income tax treaty will depend on whether such rate applies to the characterization of the payments under U.S. federal income tax laws. A Non-U.S. Holder that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Except as discussed below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax for amounts paid in respect of the securities (not including, for the avoidance of doubt, amounts representing any contingent quarterly coupon which would be subject to the rules discussed in the previous paragraph) upon the sale, exchange, or redemption of the securities or their settlement at maturity, provided that the Non-U.S. Holder complies with applicable certification requirements and that the payment is not effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business. Notwithstanding the foregoing, gain from the sale, exchange, or redemption of the securities or their settlement at maturity may be subject to U.S. federal income tax if that Non-U.S. Holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of the sale, exchange, redemption, or settlement and certain other conditions are satisfied.

If a Non-U.S. Holder of the securities is engaged in the conduct of a trade or business within the U.S. and if any contingent quarterly coupon and gain realized on the settlement at maturity, or upon sale, exchange, or redemption of the securities, is effectively connected with the conduct of such trade or business (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.), the Non-U.S. Holder, although exempt from U.S. federal withholding tax, generally will be subject to U.S. federal income tax on such contingent quarterly coupon and gain on a net income basis in the same manner as if it were a U.S. Holder. Such Non-U.S. Holders should read the material under the heading “—U.S. Holders,” for a description of the U.S. federal income tax consequences of acquiring, owning, and disposing of the securities. In addition, if such Non-U.S. Holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% (or such lower rate provided by any applicable tax treaty) of a portion of its earnings and profits for the taxable year that are effectively connected with its conduct of a trade or business in the U.S., subject to certain adjustments.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a Non-U.S. Holder. Under Treasury regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2025. Based on our determination that the securities are not delta-one instruments, Non-U.S. Holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the underlying stocks or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. Holders that enter, or have entered, into other transactions in respect of the underlying stocks or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible. Should an alternative characterization, by reason of change or clarification of the law, by regulation or otherwise, cause payments as to the securities to become subject to withholding tax in addition to the withholding tax described above, tax will be withheld at the applicable statutory rate. Prospective Non-U.S. Holders should consult their own tax advisors regarding the tax consequences of such alternative characterizations.

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BofA Finance LLC
Contingent Income Auto-Callable Securities due October 22, 2026
Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S
Principal at Risk Securities

U.S. Federal Estate Tax. Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a security.

Backup Withholding and Information Reporting

Please see the discussion under “U.S. Federal Income Tax Considerations — General — Backup Withholding and Information Reporting” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the securities.

Structuring the securities:

The securities are our debt securities, the return on which is linked to the performance of the underlying stocks. The related guarantee is BAC’s obligation. As is the case for all of our and BAC’s respective debt securities, including our market-linked notes, the economic terms of the securities reflect our and BAC’s actual or perceived creditworthiness at the time of pricing. In addition, because market-linked notes result in increased operational, funding and liability management costs to us and BAC, BAC typically borrows the funds under these types of notes at a rate, which we refer to in this pricing supplement as BAC’s internal funding rate, that is more favorable to BAC than the rate that it might pay for a conventional fixed or floating rate debt security. This generally relatively lower internal funding rate, which is reflected in the economic terms of the securities, along with the fees and charges associated with market-linked notes, resulted in the initial estimated value of the securities on the pricing date being less than their price to public.

The initial estimated value of the securities as of the pricing date is set forth on the cover page of this pricing supplement.

In order to meet our payment obligations on the securities, at the time we issue the securities, we may choose to enter into certain hedging arrangements (which may include call options, put options or other derivatives) with BofAS or one of our other affiliates. The terms of these hedging arrangements are determined based upon terms provided by BofAS and its affiliates, and take into account a number of factors, including our and BAC’s creditworthiness, interest rate movements, the volatility of the underlying stocks, the tenor of the securities and the hedging arrangements. The economic terms of the securities and their initial estimated value depend in part on the terms of these hedging arrangements.

BofAS has advised us that the hedging arrangements will include hedging related charges, reflecting the costs associated with, and our affiliates’ profit earned from, these hedging arrangements. Since hedging entails risk and may be influenced by unpredictable market forces, actual profits or losses from these hedging transactions may be more or less than any expected amounts.

For further information, see “Risk Factors” beginning on page 12 above and “Supplemental Use of Proceeds” on page PS-18 of the accompanying product supplement.

Supplement to the plan of distribution; role of BofAS and conflicts of interest:

BofAS, a broker-dealer affiliate of ours, is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and will participate as agent in the distribution of the securities. Accordingly, the offering of the securities will conform to the requirements of FINRA Rule 5121. BofAS may not make sales in this offering to any of its discretionary accounts without the prior written approval of the account holder.

We will deliver the securities against payment therefor in New York, New York on a date that is greater than two business days following the pricing date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities more than two business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Under our distribution agreement with BofAS, BofAS will purchase the securities from us as principal at the public offering price indicated on the cover of this pricing supplement, less the indicated agent's commission and fees, if any. BofAS will sell the securities to other broker-dealers that will participate in the offering and that are not affiliated with us, at an agreed discount to the principal amount. Each of those broker-dealers may sell the securities to one or more additional broker-dealers. BofAS has informed us that these discounts may vary from dealer to dealer and that not all dealers will purchase or repurchase the securities at the same discount. Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, BofAS, a fixed sales commission for each security they sell, and Morgan Stanley Wealth Management will receive a structuring fee for each security, in each case as specified on the cover page of this document. The costs included in the original issue price of the securities will include a fee paid by BofAS to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

BofAS and any of our other broker-dealer affiliates may use this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for offers and sales in secondary market transactions and market-making transactions in the securities. However, they are not obligated to engage in such secondary market transactions and/or market-making transactions. These broker-dealer affiliates may act as principal or agent in these transactions, and any such sales will be made at prices related to prevailing market conditions at the time of the sale.

At BofAS’s discretion, for a short, undetermined initial period after the issuance of the securities, BofAS may offer to buy the securities in the secondary market at a price that may exceed the initial estimated value of the securities. Any price offered by BofAS for the securities

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BofA Finance LLC
Contingent Income Auto-Callable Securities due October 22, 2026
Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S
Principal at Risk Securities

will be based on then-prevailing market conditions and other considerations, including the performance of the underlying stocks and the remaining term of the securities. However, none of us, the guarantor, BofAS or any of our other affiliates is obligated to purchase your securities at any price or at any time, and we cannot assure you that any party will purchase your securities at a price that equals or exceeds the initial estimated value of the securities.

Any price that BofAS may pay to repurchase the securities will depend upon then prevailing market conditions, the creditworthiness of us and the guarantor, and transaction costs. At certain times, this price may be higher than or lower than the initial estimated value of the securities.

Sales Outside of the United States

The securities have not been approved for public sale in any jurisdiction outside of the United States. There has been no registration or filing as to the securities with any regulatory, securities, banking, or local authority outside of the United States and no action has been taken by BofA Finance, BAC, BofAS or any other affiliate of BAC, to offer the securities in any jurisdiction other than the United States. As such, these securities are made available to investors outside of the United States only in jurisdictions where it is lawful to make such offer or sale and only under circumstances that will result in compliance with applicable laws and regulations, including private placement requirements.

Further, no offer or sale of the securities is permitted with regards to the following jurisdictions:

•        Australia

•        Barbados

•        Belgium

•        Crimea

•        Cuba

•        Curacao Sint Maarten

•        Gibraltar

•        Indonesia

•        Iran

•        Italy

•        Kazakhstan

•        Malaysia

•        New Zealand

•        North Korea

•        Norway

•        Russia

•        Saudi Arabia

•        Syria

You are urged to carefully review the selling restrictions that may be applicable to your jurisdiction beginning on page S-56 of the accompanying prospectus supplement.

European Economic Area and United Kingdom

None of this pricing supplement, the accompanying product supplement, the accompanying prospectus or the accompanying prospectus supplement is a prospectus for the purposes of the Prospectus Regulation (as defined below). This pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement have been prepared on the basis that any offer of securities in any Member State of the European Economic Area (the “EEA”) or in the United Kingdom (each, a “Relevant State”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant State of securities which are the subject of the offering contemplated in this pricing supplement, the accompanying product supplement, the accompanying prospectus and the accompanying prospectus supplement may only do so with respect to Qualified Investors. Neither BofA Finance nor BAC has authorized, nor does it authorize, the making of any offer of securities other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

PROHIBITION OF SALES TO EEA AND UNITED KINGDOM RETAIL INVESTORS – The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA or in the United Kingdom. For these purposes: (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the Insurance Distribution Directive) where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of

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BofA Finance LLC
Contingent Income Auto-Callable Securities due October 22, 2026
Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S
Principal at Risk Securities

MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.

United Kingdom

The communication of this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the securities offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the securities offered hereby are only available to, and any investment or investment activity to which this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement and the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this pricing supplement, the accompanying product supplement, the accompanying prospectus supplement or the accompanying prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the securities may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to BofA Finance, as issuer, or BAC, as guarantor.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the securities in, from or otherwise involving the United Kingdom.

Where you can find more information:

This pricing supplement and the accompanying product supplement, prospectus supplement and prospectus have been filed as part of a registration statement with the SEC, which may, without cost, be accessed on the SEC website at www.sec.gov or obtained from BofAS by calling 1-800-294-1322. Before you invest, you should read this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus for information about us, BAC and this offering. Any prior or contemporaneous oral statements and any other written materials you may have received are superseded by this pricing supplement and the accompanying product supplement, prospectus supplement and prospectus. Certain terms used but not defined in this pricing supplement have the meanings set forth in the accompanying product supplement or prospectus supplement.

The terms and risks of the securities are contained in this pricing supplement and in the following related product supplement, prospectus supplement and prospectus, which can be accessed at the following links:

●         Product Supplement STOCK-1 dated December 30, 2022:
https://www.sec.gov/Archives/edgar/data/1682472/000119312522315468/d427660d424b2.htm

●         Series A MTN prospectus supplement dated December 30, 2022 and prospectus dated December 30, 2022:

https://www.sec.gov/Archives/edgar/data/1682472/000119312522315195/d409418d424b3.htm

Please note that, for purposes of this pricing supplement, references in the accompanying product supplement STOCK-1 to “Observation Date”, “Closing Market Price” and “Price Multiplier” shall be deemed to refer to “determination date”, “closing price” and “adjustment factor” respectively.

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BofA Finance LLC
Contingent Income Auto-Callable Securities due October 22, 2026
Payments on the Securities Based on the Worst Performing of the Common Stock of Eli Lilly and Company and the American Depositary Shares of Novo Nordisk A/S
Principal at Risk Securities
Validity of the securities:	In the opinion of McGuireWoods LLP, as counsel to BofA Finance, as issuer, and BAC, as guarantor, when the trustee has made the appropriate entries or notations on Schedule 1 to the master global note that represents the securities (the “Master Note”) identifying the securities offered hereby as supplemental obligations thereunder in accordance with the instructions of BofA Finance, and the securities have been delivered against payment therefor as contemplated in this pricing supplement and the related prospectus, prospectus supplement and product supplement, all in accordance with the provisions of the indenture governing the securities and the related guarantee, such securities will be the legal, valid and binding obligations of BofA Finance, and the related guarantee will be the legal, valid and binding obligation of BAC, subject, in each case, to the effects of applicable bankruptcy, insolvency (including laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally, and to general principles of equity. This opinion is given as of the date of this pricing supplement and is limited to the Delaware General Corporation Law and the Delaware Limited Liability Company Act (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting either of the foregoing) and the laws of the State of New York as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture governing the securities and due authentication of the Master Note, the validity, binding nature and enforceability of the indenture governing the securities and the related guarantee with respect to the trustee, the legal capacity of individuals, the genuineness of signatures, the authenticity of all documents submitted to McGuireWoods LLP as originals, the conformity to original documents of all documents submitted to McGuireWoods LLP as copies thereof, the authenticity of the originals of such copies and certain factual matters, all as stated in the opinion letter of McGuireWoods LLP dated December 8, 2022, which has been filed as an exhibit to the Registration Statement (File Nos. 333-268718 and 333-268718-01) of BAC and BofA Finance, filed with the SEC on December 8, 2022.
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